UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2021

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

670 Long Beach Boulevard, Long Beach, New York 11561

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On November 15, 2021, Neepa Patel was appointed as a member of the Board of Directors of Ipsidy Inc. (the “Company”). There is no understanding or arrangement between Ms. Patel and any other person pursuant to which Ms. Patel was selected as a director of the Company.  Ms. Patel does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Ms. Patel has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.

On November 15, 2021, Ms. Patel entered into a letter agreement with the Company pursuant to which she was appointed as a director of the Company in consideration of (a) an initial equity award having a Black Scholes value on the date of grant of $270,000, subject to annual vesting of one-third of the common shares over three years on the date of each Annual Meeting commencing with the 2022 Annual Meeting and (b) commencing following the Company’s 2022 Annual Meeting assuming Ms. Patel is re-elected to office, an annual equity award having a Black Scholes value on the date of grant of $90,000, subject to vesting over twelve months

Ms. Patel, age 38, has since March 2020 served as the Founder and CEO of Themis - a collaborative tech platform to help fintechs, banks and crypto companies create a strong governance, risk and compliance framework. Neepa has 15+ years of experience in various regulatory and compliance positions across the public and private sector. Prior to founding Themis in March 2020, she was the Head of Compliance for an enterprise blockchain company, R3, from 2016 through December 2019. Before that she had several risk and compliance positions at Deutsche Bank from 2014 to 2016 and at Morgan Stanley between 2011 and 2014. At Morgan Stanley, Ms. Patel helped develop a compliance framework for the newly formed banking entities, Morgan Stanley Bank and Morgan Stanley Private Bank, post crisis. Ms. Patel began her career as a Bank Examiner at the Office of the Comptroller of the Currency (OCC), where she worked from 2005 to 2011. Ms. Patel attended Georgia Institute of Technology.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Neepa Patel and Ipsidy Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ipsidy Inc.

Date: November 18, 2021	By:	/s/ Stuart Stoller
	Name:	Stuart Stoller
	Title:	Chief Financial Officer

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